SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                              SPX Corporation
          --------------------------------------------------------
              (Name of Registrant as Specified in its Charter)
                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     -------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------

SPX Corporation issued the following two press releases on December 10, 2004.

                                                  [GRAPHIC OMITTED:  SPX LOGO]
Contact: Jeremy W. Smeltser (Investors)
         704-752-4478
         E-mail:  investor@spx.com

         Tina Betlejewski (Media)
         704-752-4454
         E-mail: spx@spx.com


                SPX NAMES TWO TO FINANCE LEADERSHIP POSITIONS

          CHARLOTTE, NC - December 10, 2004 - SPX Corporation (NYSE:SPW) today announced that it has named Michael Reilly as Corporate Controller and Chief Accounting Officer, with responsibility for the company's SEC reporting, accounting and compliance. The company also named Jeremy Smeltser as Director of Corporate Finance. Mr. Smeltser will continue to lead the company's investor relations efforts and add responsibility for SPX's global treasury and financial planning activities.

          Mr. Reilly joined SPX Corporation in May 2004 as Assistant Corporate Controller. Prior to joining SPX, he was Vice President and Controller for Kyrus Corporation based in Greenville, South Carolina. Previously he was Director of Corporate Accounting & Analysis with Sterling Diagnostic Imaging. His background also includes 11 years of public accounting experience with Deloitte & Touche. Mr. Reilly holds a Bachelor of Business Administration degree in accounting from Loyola College of Maryland and is a certified public accountant.

          SPX's Chief Financial Officer, Patrick J. O'Leary said, "Mike has been a key addition to the team. In September, when we asked Mike to take on the additional responsibilities as interim controller, he successfully tackled the challenge. His knowledge and strong leadership are an asset to the team and will continue to serve SPX well."

          Mr. Smeltser joined SPX in September 2002 as Manager of Financial Planning and Analysis after working in public accounting for five years, most recently with Ernst & Young. In June 2003 he became head of the company's investor relations activities. A graduate of Northern Illinois University, he holds a Bachelor of Science degree in accounting and is a certified public accountant.

          "Jeremy has done an outstanding job leading our investor relations efforts over the past year and a half. His knowledge and experience will be invaluable as he takes on the additional responsibilities for financial planning and treasury," said Mr. O'Leary.

          SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

          SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

          SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on December 9, 2004.

                                   # # #

                                                  [GRAPHIC OMITTED:  SPX LOGO]
Contact: Jeremy W. Smeltser (Investors)
         704-752-4478
         E-mail:  investor@spx.com

         Tina Betlejewski (Media)
         704-752-4454
         E-mail: spx@spx.com


               SPX AMENDS MANAGEMENT RESTRICTED STOCK PROGRAM

   Retains Consulting Firm to Conduct Independent Comprehensive Review of
                           Executive Compensation

               Removes Directors From EVA-Based Compensation

          CHARLOTTE, NC - December 10, 2004 - SPX Corporation (NYSE: SPW) today announced that its Board of Directors, as part of its continuing review of the company's compensation plan, has amended SPX's management restricted stock and director compensation programs.

          The Board has established the S&P 500 index as an objective benchmark for the vesting of restricted stock. The Board has also retained Watson Wyatt Worldwide, a leading compensation consulting firm, to conduct an independent and comprehensive review of the company's compensation program. The review will commence immediately.

          The Board will institute performance thresholds for vesting of restricted stock and restricted stock units awarded to SPX employees in 2005 and future years. For the nine-member senior management group, this vesting will be based on SPX shareholder return versus the S&P 500. The share grant will vest if the company outperforms the S&P 500 on an annual basis. In the event the share grant does not vest in any year, SPX shareholder return versus the S&P 500 for the cumulative periods will serve as the basis for vesting. For all other recipients, vesting will be based on the achievement of either Economic Value Added(R) (EVA) performance targets or SPX shareholder return versus the S&P 500. The Board believes that providing employee and officer grants at a fixed number of shares (rather than shares worth a specified dollar value) aligns their interests with those of all shareholders, thereby presenting a strong incentive to enhance shareholder value.

          The Board has also decided to remove Directors from its current EVA-based compensation plan. Beginning on January 1, 2005, Directors will receive a flat fee annual retainer of $60,000 and 2,500 shares of phantom equity with a three-year vesting period based on SPX shareholder return versus the S&P 500. In years in which SPX outperforms the S&P 500, Directors will receive cash equivalent to the fair market value of the portion of the phantom equity vesting in that year.

          As previously announced, the nine members of the senior management team will forego any bonus payments for 2004, including payments of previously earned amounts from EVA bonus banks. In addition, four members of the SPX management team have elected to voluntarily surrender
2.5 million outstanding "out-of-the-money" stock options granted to them in August 2000.

          SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

          Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

          SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

          SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on December 9, 2004.

                                    # # #